UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2018

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 190, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

An annual meeting of the shareholders of Famous Dave’s of America, Inc. (the “Company”) was held on May 15, 2018. At the meeting, the Company’s shareholders took the following actions:

(i)

The shareholders elected seven directors to serve as members of the Company’s Board of Directors until the next annual meeting of shareholders. The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Anand D. Gala	3,462,404	65,935
Joseph M. Jacobs	3,460,069	68,270
Peter O. Haeg	3,475,308	53,031
Richard A. Shapiro	3,450,434	77,905
Jeffery Crivello	3,460,537	67,802
Bryan Wolff	3,470,034	58,305
Richard Welch	3,474,865	53,474

(ii)

The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2018. There were 5,288,084 votes cast for the proposal; 90,952 votes were cast against the proposal; 6,931 votes abstained; and there were no broker non-votes.

(iii)

The shareholders approved the Company’s executive compensation, as described in the Company’s proxy statement. There were 3,463,644 votes cast for the proposal; 32,472 votes were cast against the proposal; 32,223 votes abstained; and there were 1,857,628 broker non-votes.

(iv)

The shareholders approved an amendment to the Company’s 2015 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 700,000 to 1,000,000. There were 3,473,498 votes cast for the proposal; 51,083 votes cast against the proposal; and 3,758 votes abstained; and there were 1,857,628 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: May 21, 2018	By:	/s/ Paul M. Malazita
Name: Paul M. Malazita
Title: Interim Chief Financial Officer and Secretary